SECOND AMENDMENT TO AMENDED AND
RESTATED SERVICING AGREEMENT

        THIS SECOND AMENDMENT TO THE AMENDED AND RESTATED SERVICING AGREEMENT is entered into as of the 24th day of June, 1997, by and between Omni Financial Services of America, Inc. ("OFSA"), a Delaware corporation, as assignee of World Omni Financial Corp. ("WOFC") and National Auto Finance Company, Inc. ("Company"), as assignee of National Auto Finance Company, L.P., a Delaware corporation.

        WHEREAS, OFSA and Company are parties to an Amended and Restated Servicing Agreement effective as of the 5th day of December, 1994 ("Servicing Agreement"); and

        WHEREAS, OFSA and Company are parties to an Amendment to Amended and Restated Servicing Agreement dated as of the 6th day of September, 1995, which is also part of the Servicing Agreement; and

        WHEREAS, Company has requested that OFSA permit Company access to its computer collection system, and that Company be able to access and type in comments into the CACS system (as defined below); and

        WHEREAS, the parties desire to amend the Servicing Agreement as set forth herein below:

        1. Article IV shall be amended by adding the following paragraph at the end of Article IV:

           6. OFSA hereby grants Company permission to utilize its Credit and Collection System computer software system ("CACS") so long as the Servicing Agreement remains in effect. Company has been informed by OFSA that it has a license to utilize the CACS system from American Management Systems, Inc. ("AMS"), and Company agrees to protect the confidentiality of all Confidential Information, as hereinafter defined, contained in the CACS system and not to publish or disclose such information to any third party without AMS' and OFSA's written permission except that Company may disclose Confidential Information to the following parties upon obtaining AMS' written consent, which written consent shall only be required on and after June 24, 1997: (a) beneficial owners, partners, lenders, potential and current syndication investors and directors of Company; (b) accountants, auditors, rating agencies, and governmental regulatory agencies; (c) potential purchasers of, or merger c! andidates with, customer or any of its affiliates; and (d) the agents, representatives, attorneys, accountants, financial advisors, and other professional advisors and consultants of any of the persons or entities listed in clauses (a), (b) and (c).

Furthermore, Company agrees that CACS shall only be used for its own portfolio, which includes but is not limited to loans purchased from other finance companies, and shall not be used as part of a commercial timesharing or service bureau operation or in any other resale capacity. Confidential Information shall mean the software that comprises CACS and not the information or data inputted into CACS, which Confidential Information is hereby designated as proprietary and confidential trade secrets of AMS. Confidential Information shall not include information which (1) becomes generally available to the public as the result of a disclosure by AMS, or (2) becomes available to Company on a non-confidential basis from a source other ! than AMS or OFSA provided such source is not required to keep such information confidential by law or confidential agreement with any other disclosing party. Company agrees not to remove any copyright, trademark and other proprietary notice from the CACS software. Company agrees to surrender any and all software, manuals, documents, etc. related to CACS in its possession to OFSA upon termination of the Servicing Agreement.

        2. Article VII, paragraph 1(a) shall be amended by adding the following after "limitation," on line 12 of paragraph 1 (a): "any claims or causes of action due to the Company's use of CACS or disclosure of Confidential Information relating to CACS"...

        Except as herein specifically amended and modified, the Servicing Agreement is unchanged and continues in full force and effect, and the parties hereby confirm and ratify the existence of each and every term, condition and covenant contained therein, to the same extent as though the same were set out herein in full.


        This Agreement may be executed in a number of identical counterparts, each of which shall be deemed an original. In making proof of this instrument, it shall not be necessary for any party to account for all counterparts, and it shall be sufficient for a party to produce one such counterpart.

        This Agreement shall be binding upon and shall inure to the benefit of WOFC and Company and their permitted successors and/or assigns.

        This Amendment is due to be effective as of August 1, 1996.

                                OMNI FINANCIAL SERVICES OF AMERICA, INC.

                                By: _________________________

                                Its: _________________________

                                NATIONAL AUTO FINANCE COMPANY, INC.

                                By: _________________________

                                Its: _________________________